Exhibit 10.36

                THIRD AMENDMENT TO CREDIT AGREEMENT
                -----------------------------------
This Third Amendment ("Amendment") is made as of the 20th day of May, 2002 to the Credit Agreement dated as of March 31 1998 (as amended, supplemented, restated or otherwise modified and in effect from time to time, the "Credit Agreement"), by and among JOHN B. SANFILIPPO & SON, INC., a Delaware corporation (and successor in interest to Sunshine Nut Co., Inc. and Quantz Acquisition Co., Inc.), and JBS INTERNATIONAL, INC., a Barbados corporation, (collectively, the "Borrower"), the financial institutions party thereto (collectively "Lenders" and individually a "Lender") and U.S. BANK NATIONAL ASSOCIATION, a national banking association, in its capacity as successor Agent for the Lenders to U.S. Bancorp Ag Credit, Inc., a Colorado corporation (the "Agent").

                              RECITAL

Except as defined herein, all capitalized terms used in this Amendment shall have meaning assigned to them in the Credit Agreement. Borrower and the Lenders desire that the Credit Agreement be amended to allow the extension of the expiration date of the Bainbridge LC (an Extended LC issued hereunder by LaSalle Bank National Association) from June 1, 2002 to June 1, 2006 and to otherwise amend the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the terms and conditions contained in the Credit Agreement and this Amendment, and of any loans or extensions of credit or other financial accommodations at any time made to or for the benefit of the Borrower by Lenders, the Borrower and Lenders agree as follows:

1.	Section 1.1 of the Credit Agreement, General Definitions,
is amended by deleting, adding or amending the following definitions which, in the case of added or amended definitions, shall read in full as follows:

	"Business Day" shall mean any day of the year on which commercial banks in New York, New York are not required or authorized to close.

        "Eurodollar Rate" / Deleted. Each and every reference in any Financing Agreement to "Eurodollar Rate" shall be deemed to be a reference to "LIBOR Rate".

        "Eurodollar Rate Loan" / Deleted. Each and every reference in any Financing Agreement to "Eurodollar Rate
        Loan" shall be deemed to be a reference to "LIBOR Rate
        Loan".

	"Interest Period" shall mean: (a) with respect to LIBOR Rate Loans, the period of time for which the LIBOR
        Rate shall be in effect as to

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        any LIBOR Rate Loan and which shall be a one, two, three
        or six month period of time, commencing with the borrowing date of the LIBOR Rate Loan or the expiration date of the immediately preceding Interest Period, as the case may be, applicable to and ending on the effective date of any rate change or rate continuation made as provided herein as the Borrower may specify in a notice of borrowing or a notice of interest conversion; provided however: (b) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (c) no Interest Period shall extend beyond the applicable Maturity Date, and (d) there shall be no more than 5 Interest Periods at any one time.

        "LIBOR Rate" shall mean, with respect to each day during each Interest Period applicable to a LIBOR Rate Advance, the one, two, three or six month LIBOR rate quoted by the Agent from Telerate Page 3750 or any successor thereto (which shall be the LIBOR rate in effect two Business Days prior to the LIBOR Rate Loan) rounded up to the nearest one sixteenth of one percent.

        "LIBOR Rate Loan" shall mean any Loan which bears interest at the LIBOR Rate plus the Applicable Margin.

        "Prime Rate" shall mean the prime rate announced by the Agent from time to time, which is a base rate that the Agent from time to time establishes and which serves as the basis upon which effective rates of interest are calculated for those loans which make reference thereto. The Prime Rate is not necessarily the lowest rate offered by the Agent.

        "Prime Rate Loan" shall mean any Loan which bears interest at the Prime Rate plus the Applicable Margin.

	"Reference Rate" / Deleted. Each and every reference in any Financing Agreement to "Reference Rate" shall be deemed to be a reference to "Prime Rate".

	"Reference Rate Loan" / Deleted. Each and every reference in any Financing Agreement to "Reference Rate
        Loan" shall be deemed to be a reference to "Prime Rate
        Loan".

	"U.S. Bank" / Deleted. Each and every reference in any Financing Agreement to "U.S. Bank" shall be deemed to be a reference to the Agent.

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2.      The outside expiry date for Extended LC's set forth in
Section 2.2(b)(iii) of the Credit Agreement, shall be amended to read "June 1, 2006".

3.      Subsection (j) of Section 2.2 of the Credit Agreement,
LC's, shall be amended to read as follows:

        (j) If any LC is issued and outstanding on the Maturity Date, Borrower shall deposit with the Agent, for the ratable benefit of the Lenders and the Issuer, cash collateral in an amount equal to the LC Obligations relating to such LC.

4.	Section 6.2 of the Credit Agreement, Additional Fees with
Respect to LC's, shall be amended to read as follows:

        6.2     Additional Fees with Respect to LC's.  The
        Borrower agrees to pay to the Agent for distribution to the Lenders (based on their respective Pro Rata Percentages) a quarterly fee in respect of each LC issued hereunder from the Closing Date to the Maturity Date, on the face amount of such LC (accrued on the basis of a 360 day year, and charged for actual days elapsed). The rate at which the LC fee is calculated during any quarter shall be the rate set forth below for the then applicable Financial Performance
        Level:



Financial            Rate for LC's Expiring Within   Rate for LC's Expiring
---------            -----------------------------   ----------------------
Performance Level    12 Months of Issuance           More Than 12 Months
-----------------    ---------------------           -------------------
                                                     After Issuance*
                                                     ---------------

Level 1              2.50%                           2.75%

Level 2              2.00%                           2.25%

Level 3              1.75%                           2.00%

Level 4              1.50%                           1.75%

Level 5              1.25%                           1.50%



*Does not include the Bainbridge LC. The rate at which the LC fee is calculated during any quarter for the Bainbridge
LC shall be 2.00%.

The quarterly LC fee shall be due and payable in arrears on the first day of each January, April, July and October hereafter through the Maturity Date, unless the Borrower has fully terminated the Commitment in accordance with
Section 4.4 and there are then no outstanding Letter of Credit Obligations. A pro-rated LC fee shall also be due and payable on the Maturity Date and on any date on which the Borrower terminates the Commitment in full in accordance with Section 4.4. Each quarterly LC fee

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shall be earned as it accrues and, at the option of the Agent, shall be paid by Agent initiated Loans. The Borrower shall also pay to the Agent for the account of the Affiliate of the Agent issuing any LC, the normal and customary processing fees charged by such Affiliate in connection with the issuance of or drawings under each such LC.

5.	The effectiveness of this Amendment is conditioned on the
execution and delivery of this Amendment.

6.	This Amendment shall be an integral part of the Credit
Agreement, as amended, and all of the terms set forth therein are hereby incorporated in this Amendment by reference, and all terms of this Amendment are hereby incorporated into said Credit Agreement, as if made an original part thereof. All of the terms and provisions of the Agreement, as amended, which are not modified in this Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

                                      JOHN B. SANFILIPPO & SON, INC.,
                                      a Delaware corporation
ATTEST:

By /s/ Jasper B. Sanfilippo, Jr.       By /s/ Michael J. Valentine
   -----------------------------          ------------------------
   Its Assistant Secretary                Its Chief Financial Officer
       -------------------                    -----------------------

                                      JBS INTERNATIONAL, INC., a
                                      Barbados corporation
ATTEST:

By /s/ Jasper B. Sanfilippo, Jr.       By /s/ Michael J. Valentine
   -----------------------------          ------------------------
   Its Vice President                     Its President
       --------------                         ---------

                                       U.S. BANK NATIONAL ASSOCIATION
                                       as Agent and as a Lender

                                       By /s/ Dwayne Sharp
                                          ----------------
                                          Its Vice President
                                              --------------

                                       SUN TRUST BANK, N.A., as a Lender

                                       By /s/ Kurt A. Morris
                                          ------------------
                                       Its Director
                                           --------

                                       LASALLE BANK NATIONAL ASSOCIATION
                                       (f/k/a LaSalle National Bank), as
                                       a Lender

                                       By /s/ Jeffrey B. Michalczyk
                                          -------------------------
                                       Its Assistant Vice President
                                           ------------------------

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